As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

142 W. 57th St., 8th Floor
New York, New York
Telephone: (646) 665-4667

Facsimile: +(972)-(4) 770 4060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

142 W. 57th St., 8th Floor
New York, New York
Telephone: (646) 665-4667

Facsimile: +(972)-(4) 770 4060

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$3,278,688	$19.04	(3)	$62,426,219.52	$6,810.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this registration statement shall be deemed to cover any additional number of shares of the registrant’s common stock as may be issued from time to time upon exercise of the warrants to prevent dilution as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Act.

(2)	Represents 3,278,688 shares of our Common Stock.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Act, based upon the average of the high and low sales prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on March 30, 2021.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 1, 2021

PROSPECTUS

3,278,688 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus may offer from time to time up to 3,278,688 shares of our common stock, $0.0001 par value per share (the “Common Stock”).

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of the shares by the selling stockholders. We will pay the expenses of registering these shares.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “DRIO.”

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2021.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to DarioHealth Corp., a Delaware corporation, collectively with its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli corporation, and Upright Technologies Ltd., an Israeli limited company.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

2

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer from time to time up to 3,278,688 shares of our Common Stock. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

3

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a leading global Digital Therapeutics company revolutionizing the way people manage their health across the chronic condition spectrum to live a better and healthier life. Our mission is to transform how affected individuals manage their health and chronic conditions by empowering our customers to easily manage their conditions and take steps to improve their overall health. Most chronic conditions are driven by personal behaviors and the individual actions that are or are not taken. We believe that changing these behaviors can dramatically improve our customers’ overall health and substantially reduce unnecessary health spending. However, behavioral change and habit formation are difficult, especially in managing chronic disease and related conditions. Our digital therapeutics endeavor to produce lasting behavior changes in our customers by applying a novel combination of artificial intelligence, or AI, driven dynamic personalization and behavioral science at scale. This allows us to engage and support our customers, and offer them a complete virtual care solution, ideally resulting in improved health outcomes and reduced total cost of care.

We began our sales in the direct-to-consumer space, solving first for what we deemed the most difficult problems: how to engage users and support behavior change to improve clinical outcomes in diabetes. Our most developed AI tools leverage the direct-to-consumer experience from over 150,000 members to drive superior engagement and outcomes. In early 2020, we broadened our solutions to include other medical conditions in addition to diabetes, and to serve business customers who seek to improve the health of their stakeholders. Presently, we have deployed solutions for diabetes, hypertension, and pre-diabetes, and through our acquisition of Upright Technologies Ltd., we now offer solutions for musculoskeletal conditions. We are currently delivering Business to Business to Consumer solutions for providers, employers, and pharmaceutical companies, and we plan to develop a full-risk health plan business, which we expect will provide our AI driven, remote patient monitoring and coaching for a variety of chronic conditions, across a range of customer product lines in 2021.

Our address is 142 W. 57th St., 8th Floor, New York, New York and our telephone number is (646) 665-4667. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

4

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 3,278,688 shares of our common stock, $0.0001 par value per share (the “Common Stock”) purchased in our private placement offering, which was closed on February 1, 2021 (the “February 2021 Private Placement”). All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of Common Stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

Common Stock Offered:	Up to 3,278,688 shares of common stock.

Common Stock Outstanding at March 26, 2021:	15,395,394.

Use of Proceeds:	We will not receive any proceeds from the sale of the 3,278,688 shares of Common Stock subject to resale by the selling stockholders under this prospectus.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	DRIO

5

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020  as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our Common Stock could decline as a result of any of these risks.  You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.   The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 3,278,688 shares of Common Stock subject to resale by the selling stockholders under this prospectus. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders listed below (or their successors and assigns) were issued, or may be issued, as the case may be, in connection with our February 2021 Private Placement.

On January 26, 2021, we entered into securities purchase agreements (each, a “Securities Purchase Agreement”) with institutional accredited investors relating to an offering (the “Offering”) with respect to the sale of an aggregate of 3,278,688 shares of the Company’s Common Stock at a purchase price of $21.35 per share, for aggregate gross proceeds of $70,000,000. The closing of the Offering took place on February 1, 2021.

In connection with the February 2021 Private Placement we agreed to file this registration statement covering the resale of the shares of Common Stock sold in the Offering by April 2, 2021.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer a director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted.  The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. None of the selling stockholders has any family relationships with our officers, other directors or controlling stockholders.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the Common Stock registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering (1)	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Warrants or Options (1)(2)	Maximum Number of Shares to be Offered in the Offering	Number of Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares (1)(2)	% of Class (1)(2)
M. Kingdon Offshore Master Fund, LP (3)	138,642	-	138,642	-	-
Kingdon Healthcare Private Equity, LLC (3)	48,712	-	48,712	-	-
Farallon Capital F5 Master I, L.P. (4)	24,800	-	24,800	-	-
Farallon Capital (AM) Investors, L.P. (4)	5,800	-	5,800	-	-
Farallon Capital Institutional Partners, L.P. (4)	146,200	-	146,200	-	-
Farallon Capital Institutional Partners II, L.P. (4)	27,000	-	27,000	-	-
Farallon Capital Institutional Partners III, L.P. (4)	13,600	-	13,600	-	-
Four Crossings Institutional Partners V, L.P. (4)	17,984	-	17,984	-	-
Farallon Capital Offshore Investors II, L.P. (4)	152,100	-	152,100	-	-
Farallon Capital Partners, L.P. (4)	80,900	-	80,900	-	-
More Provident Funds Ltd. (5)	234,192	-	234,192	-	-
NCP RFM L.P. (6)	125,058	-	125,058	-	-
Nantahala Capital Partners SI, L.P. (6)(7)	601,125	1,590,307	155,972	2,035,460	13.22%
Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (8)	116,160	-	116,160	-	-
Pura Vida Master Fund, Ltd. (8)	198,597	-	198,597	-	-
Walleye Manager Opportunities LLC (8)	29,975	-	29,975	-	-
Walleye Opportunities Master Fund Ltd. (8)	30,492	-	29,975	517	*%
Driehaus Life Sciences Master Fund, L.P. (9)	284,192	-	234,192	50,000	*%
Hazavim Long, L.P. (10)	11,710	-	11,710	-	-
Hazavim Limited Partnership (10)	17,564	-	17,564	-	-
Masterplan Hedge Fund Limited Partnership (10)	17,564	-	17,564	-	-
L1 Capital Long Short Fund (11)	129,190	-	129,190	-	-
L1 Long Short Fund Limited (12)	329,550	-	329,550	-	-
L1 Capital Long Short (Master) Fund (13)	56,482	-	56,482	-	-
Maven Investment Partners US Limited - NY Branch (14)	187,354	-	187,354	-	-
BEMAP Master Fund Ltd. (15)	53,556	-	53,556	-	-
Bespoke Alpha MAC MIM L.P. (15)	6,878	-	6,878	-	-
DS Liquid Div RVA MON LLC (15)	45,169	-	45,169	-	-
Monashee Pure Alpha SPV I L.P. (15)	31,831	-	31,831	-	-
SFL SPV I LLC (15)	9,089	-	9,089	-	-
Monashee Solitario Fund LP (15)	40,831	-	40,831	-	-
Perceptive Life Sciences Master Fund, Ltd. (16)	327,869	-	327,869	-	-
Shotfut Menayot Chool Phoenix Amitim (17)	564,293	-	187,354	376,939	2.45%
Phoenix Insurance Ltd. (17)	75,964	-	46,838	29,126	*%

8

* less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to warrants currently exercisable, or exercisable within 60 days of March 26, 2021, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder. Notwithstanding the foregoing, certain selling stockholders may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants or convert shares of preferred stock as a result of certain contractual beneficial ownership limitations contained therein.
(2)	Assumes all of the shares of Common Stock offered are sold. Percentage ownership is based on 15,395,394 shares of Common Stock issued and outstanding on March 26, 2021.
(3)	Mark Kingdon is the Managing Member of Kingdon Capital Management, LLC, which is the manager of M. Kingdon Offshore Master Fund LP and Kingdon Healthcare Private Equity, LLC (collectively, “Kingdon”). Mark Kingdon have shared voting and dispositive power over shares held by Kingdon. The address of each of the entities and individuals referenced in this footnote is Kingdon Capital Management LLC 152 West 57th Street, 50th Floor, New York, NY 10019.
(4)	Farallon Partners, L.L.C. (“FPLLC”), as the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Institutional Partners V, L.P., Farallon Capital Offshore Investors II, L.P. and Farallon Capital (AM) Investors, L.P., (collectively, the “FPLLC Entities”), may be deemed to beneficially own such shares of Common Stock held by or issuable to each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of Farallon Capital F5 Master I, L.P. (“F5MI”), may be deemed to beneficially own such shares of common stock held by or issuable to F5MI. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of Four Crossings Institutional Partners V, L.P. (“FCIP V”), may be deemed to beneficially own such shares of common stock held by or issuable to FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion, may be deemed to beneficially own such shares of common stock held by or issuable to the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of common stock. The address of each of the entities and individuals referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(5)	Ori Keren has voting and dispositive power over our shares held by More Provident Funds Ltd. (“More”). The address of More is BSR Tower 1, 2 Ben Gurion Road, Ramat Gan, 5257334, Israel.
(6)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of each of the entities and individuals referenced in this footnote is c/o Nantahala Capital Management, LLC, 130 Main St., 2nd Floor, New Canaan, CT 06840.
(7)	Consists of (i) 601,125 shares of Common Stock, (ii) 82,677 shares of Common Stock issuable upon the exercise of common stock purchase warrants, (iii) 855,303shares of Common Stock issuable upon the exercise of pre-funded warrants and (iv) 652,099 shares of common stock issuable upon conversion of Series A-1 Preferred Stock. The selling stockholders pre-funded warrants and shares of Series A-1 Preferred Stock contain a contractual beneficial ownership limitation of either 4.99% or 9.99%. Due to contractual beneficial ownership limitations for such selling stockholder's Pre-Funded Warrants and/or Series A-1 Preferred Stock, the "% of Class" calculations contained in the table above are not reflective of the actual beneficial ownership of such selling stockholder (or such person or persons as have been delegated voting and investment power on behalf of such selling stockholder).
(8)	Pura Vida Investments, LLC is the investment manager of Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20, Pura Vida Master Fund, Ltd., Walleye Opportunities Master Fund Ltd. and Walleye Manager Opportunities LLC (collectively, “Pura Vida Entities”), and by virtue of such status may be deemed to be the beneficial owner of the shares held by Pura Vida Entities. Efrem Kamen, a partner at Pura Vida Investments, LLC, has voting and investment power with respect to the shares held by Pura Vida Entities, and therefore may be deemed to be the beneficial owner of the shares held by Pura Vida. The address of Pura Vida Investments, LLC is 150 East 52nd Street, Suite 32001, New York, NY 10022.
(9)	Driehaus Capital Management LLC is the investment adviser of Driehaus Life Sciences Master Fund, L.P. (the “Driehaus Master Fund”) and may be deemed to beneficially own the securities directly held by the Driehaus Master Fund. Michael Caldwell is a portfolio manager of the Driehaus Master Fund and may have investment discretion or voting power and may be deemed to beneficially own shares directly held by the Driehaus Master Fund. The address of Driehaus Master Fund is 25 E. Erie, Chicago, IL 60611.
(10)	Yoram Hadar has voting and dispositive power over our shares held by the selling stockholder. The address for this selling stockholder is 21 Bar Kochva St, Bnei Brak, 5126001, Israel.
(11)	Raphael Lamm and Mark Landau have voting and dispositive power over the securities held by L1 Capital Long Short Fund. The address for L1 Capital Long Short Fund is Level 28, 101 Collins Street, Melbourne, VIC 3000, Australia.
(12)	Equity Trustees Limited as Trustee for L1 Long Short Fund. Raphael Lamm and Mark Landau have voting and dispositive power over the securities held by L1 Long Short Fund. The address for L1 is Level 28, 101 Collins Street, Melbourne, VIC 3000, Australia.
(13)	Raphael Lamm and Joel Arber have voting and dispositive power over the securities held by L1 Capital Long Short (Master) Fund. The address for L1 Capital Long Short (Master) Fund is Level 28, 101 Collins Street, Melbourne, VIC 3000, Australia.
(14)	Anand K. Sharma may be deemed to have investment discretion and voting power over the shares held by Maven Investment Partners US Ltd. – NY Branch (“Maven”). The address of Maven is 675 3rd Ave., 15th Floor, New York, NY 10017.
(15)	Monashee Investment Management LLC is the investment advisor for each of BEMAP Master Fund Ltd., Bespoke Alpha MAC MIM L.P., DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I L.P., SFL SPV I LLC, and Monashee Solitario Fund LP (the “Monashee Funds”). Krita Librett may be deemed to have shared voting and investment power of the shares held by the Monashee Funds. The address for Monashee Investment Management LLC is 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(16)	Perceptive Advisors LLC is the investment manager Perceptive Life Sciences Master Fund Ltd. (“PLSMF”) and may be deemed to beneficially own the securities directly held by PLSMF. Joseph R Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the shares held by PLSMF. The address of the selling stockholder is 51 Astor Place, 10th Floor, New York, NY 10003.
(17)	Gilad Shamir and Haggai Schreiber have shared voting and dispositive power over our shares held Shotfut Menayot Chool Phoenix Amitim and Phoenix Insurance Ltd. The address of each of the entities and individuals referenced in this footnote is c/o Phoenix Insurance Ltd., 53 Derech Hashalom St., Givatayim, 5345433 Israel.

We may require the selling stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

9

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Common Stock, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the Nasdaq Capital Market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 9, 2021;

(2)	Our Current Reports on Form 8-K, as filed with the SEC on, January 28, 2021, February 4, 2021 and April 1, 2021; and

(3)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at is 142 W. 57th St., 8th Floor, New York, New York, Attention: Controller, (646) 665-4667.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by DarioHealth Corp., or the Company, we, us or our, in connection with the distribution of the Common Stock registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$7,121.90
Legal fees and expenses	$7,500
Accountant’s fees and expenses	$4,000
Miscellaneous fees and expenses	$2,000
Total	$20,621.90

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ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however , that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)          That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 1st day of April 2021.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
	Name:	Erez Raphael
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of DarioHealth Corp., a Delaware corporation, do hereby constitute and appoint Erez Raphael and Zvi Ben David, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chief Executive Officer	April 1, 2021
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	April 1, 2021
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Yoav Shaked	Chairman of the Board of Directors	April 1, 2021
Yoav Shaked

/s/ Hila Karah	Director	April 1, 2021
Hila Karah

/s/ Dennis Matheis	Director	April 1, 2021
Dennis Matheis

/s/ Dennis M. McGrath	Director	April 1, 2021
Dennis M. McGrath

/s/ Adam K. Stern	Director	April 1, 2021
Adam K. Stern

/s/ Richard B. Stone	Director	April 1, 2021
Richard B. Stone

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sullivan & Worcester LLP
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2021)
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2021)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney

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